As filed with the Securities and Exchange Commission on December 24, 1997
                                                              File No. 000-22725
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    Form S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                         ------------------------------

                            Crescent Operating, Inc.
               ((Exact name of registrant as specified in charter)

           Delaware                                            75-2701931
(State or other jurisdiction                                (I.R.S. Employer
of incorporation organization)                              Identification No.)


                         306 West 7th Street, Suite 1025
                             Fort Worth, Texas 76102
                                 (817) 339-1020
          (Address, including zip code, of Principal Executive Offices)
                         ------------------------------


          1997 Crescent Operating, Inc. Management Stock Incentive Plan
                            (Full title of the Plan)
                         ------------------------------


                               Jeffrey L. Stevens
                         306 West 7th Street, Suite 1025
                             Fort Worth, Texas 76102
            (Name, address, including zip code, of agent for service)

                                 (817) 339-1010
          (Telephone number, including area code, of agent for service)

                                   Copies to:
Sylvia M. Mahaffey, Esq.                           Stephen R. Robinson, Esq.
Ellen A. Fredel, Esq.                              The Robinson Law Firm
Shaw, Pittman, Potts & Trowbridge                  Sinclair Building, Suite 901
2300 N Street, N.W.                                512 Main Street
Washington, D.C.  20037                            Fort Worth, TX 76102

                         Calculation of Registration Fee

-------------------------------------------------------------------------------------------------------------------
Title of Securities to  Amount of Shares        Proposed Maximum            Proposed Maximum         Amount of
     be Registered      to be Registered     Offering Price per Share   Aggregate Offering Price  Registration Fee
-------------------------------------------------------------------------------------------------------------------
Common Stock              1,000,000(1)            $ 18.375 (2)              $ 18,375,000 (2)        $ 5,420.63
-------------------------------------------------------------------------------------------------------------------


     (1) This Registration Statement shall also cover any additional shares of common stock, par value $0.01 per share, of Crescent Operating, Inc. (the "Common Stock"), which become issuable under the 1997 Crescent Operating, Inc. Management Stock Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

     (2) Estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(c) of the Securities Act of 1933, as amended, the calculation of the registration fee is based on the average of the high and low sales prices of the Common Stock on the Nasdaq National Market on December 16, 1997.

                                     PART II
               Information Required in the Registration Statement


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents are incorporated herein by reference:

     (a) Registration Statement No. 333-25223 on Form S-1, including the prospectus contained therein, as filed by Crescent Operating, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission on April 15, 1997, together with all amendments to such Registration Statement;


     (b) The Company's Registration Statement on Form 8-A, filed with the Securities and Exchange Commission on June 20, 1997, registering the Company's Common Stock under Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act");


     (c) The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997;


     (d) The Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1997;


     (e) The Company's Current Report on Form 8-K dated June 13, 1997, and filed on July 2, 1997, as amended on July 30, 1997;


     (f) The Company's Current Report on Form 8-K dated July 31, 1997, and filed on August 14, 1997, as amended on October 14, 1997;


     (g) The Company's Current Report on Form 8-K dated August 31, 1997, and filed on September 15, 1997, as amended on November 14, 1997; and


     (h) The Company's Current Report on Form 8-K dated September 29, 1997, and filed on October 14, 1997, as amended on November 25, 1997.

     In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of the filing of such documents.


     Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement (in the case of a statement in a previously filed document incorporated or deemed to be incorporated by reference herein), or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. Subject to the foregoing, all information appearing in this Registration Statement is qualified in its entirety by the information appearing in the documents incorporated by reference.

ITEM 4.  DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Company's Charter provides that a director of the Company will not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except, if required by the Delaware General Corporation Law, as amended from time to time ("DGCL"), for liability
(i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, which concerns unlawful payments of dividends, stock purchases or redemptions, or (iv) for any transaction from which the director derived an improper personal benefit. Neither the amendment nor the repeal of such provisions will eliminate or reduce the effect of such provision in respect of any matter occurring, or any cause of action, suit or claim that, but for such provision, would accrue or arise prior to such amendment or repeal.

     While the Company's Charter provides directors with protection from awards for monetary damages for breaches of their duty of care, it does not eliminate such duty. Accordingly, the Company's Charter will have no effect on the availability of equitable remedies such as an injunction or rescission based on a director's breach of his or her duty of care.

     The Company's Charter provides that each person who was threatened to be made a party to or is involved in any proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a director or officer of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, will be indemnified and held harmless by the Company to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law permitted the Company to provide prior to such amendment), against all expense, liability and loss reasonably incurred or suffered by such person in connection therewith. Such right to indemnification includes the right to have the Company pay the expenses incurred in defending any such proceeding in advance of its final disposition, subject to the provision of the

DGCL. Such rights are not exclusive of any other right which any person may have or thereafter acquire under any statute, provision of the Company's Charter, Bylaw, agreement, vote of stockholders or disinterested directors or otherwise. No repeal or modification of such provision will in any way diminish or adversely affect the rights of any director, officer, employee or agent of the Company thereunder in respect of any occurrence or matter arising prior to any such repeal or modification. The Company's Charter also specifically authorizes the Company to maintain insurance and to grant similar indemnification rights to employees or agents of the Company.

     The Company has entered into indemnification agreements with each of its executive officers and directors. The indemnification agreements require, among other things, that the Company indemnify its officers and directors to the fullest extent permitted by law, and advance to the officers and directors all related expenses, subject to reimbursement if it is subsequently determined that the indemnification is not permitted. The Company also must indemnify and advance expenses incurred by officers and directors seeking to enforce their rights under the indemnification agreements and cover officers and directors under the Company's directors' and officers' liability insurance. Although the indemnification agreements offer substantially the same scope of coverage afforded by provision in the Company's Charter and Bylaws, they provide greater assurance to directors and executive officers that indemnification will be available, because, as contracts, they cannot be modified unilaterally in the future by the Board or by the stockholders to alter, limit or eliminate the rights they provide.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.  EXHIBITS.

     The following exhibits are filed as part of this Registration Statement:

     4.1 Specimen stock certificate of Crescent Operating, Inc. (Incorporated by reference from Exhibit 4.1 to Registration Statement
          No. 333-25223);

     4.2  Preferred Share Purchase Rights Plan (Incorporated by reference from
          Exhibit 4.2 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997);

     5.1 Opinion of Shaw, Pittman, Potts & Trowbridge, Counsel for the Company, with respect to the legality of the Common Stock of the Company registered hereunder (Filed herewith);

     23.1 Consent of Arthur Andersen LLP (Filed herewith);

     23.2 Consent of Arthur Andersen LLP (Filed herewith);

     23.3 Consent of Arthur Andersen LLP (Filed herewith);

     23.4 Consent of Arthur Andersen LLP (Filed herewith);

     23.5 Consent of Arthur Andersen LLP (Filed herewith);

     23.6 Consent of Coopers & Lybrand L.L.P. (Filed herewith);

     23.7 Consent of Ernst & Young LLP (Filed herewith);

     23.8 Consent of Ernst & Young LLP (Filed herewith); and

     23.9 Consent of Shaw, Pittman, Potts & Trowbridge (Included in its opinion filed as Exhibit 5.1 to this Registration Statement).

ITEM 9.  UNDERTAKINGS.

The Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on December 23, 1997.


                                     CRESCENT OPERATING, INC.
                                     a Delaware corporation


                                     /s/ Gerald W. Haddock
                                     -------------------------------------
                                     Gerald W. Haddock
                                     President and Chief Operating Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name                                   Title                                 Date
----                                   -----                                 ----
  /s/ John C. Goff                     Vice Chairman                         December 23, 1997
-----------------------------------
            John C. Goff

  /s/ Gerald W. Haddock                Director, President and               December 23, 1997
-----------------------------------    Chief Executive Officer
            Gerald W. Haddock          (Principal Executive Officer)


   /s/ Paul E. Rowsey, III             Director                              December 23, 1997
-----------------------------------
            Paul E. Rowsey, III

  /s/ Jeffrey L. Stevens               Treasurer, Secretary and  Chief       December 23, 1997
-----------------------------------    Financial Officer(Principal
          Jeffrey L. Stevens           Financial and Accounting Officer
                                       and Director)


                                INDEX TO EXHIBITS

Exhibit
Number         Description of Exhibit
-------        ----------------------
4.1            Specimen stock certificate of Crescent Operating, Inc. (Incorporated by reference from
               Exhibit 4.1 to Registration Statement No. 333-25223)

4.2            Preferred Share Purchase Rights Plan (Incorporated by reference from Exhibit 4.2 to the
               Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997)

5.1            Opinion of Shaw, Pittman, Potts & Trowbridge as to the legality of the Securities being registered by Crescent Operating, Inc. (Filed herewith)

23.1           Consent of Arthur Andersen LLP (Filed herewith)

23.2           Consent of Arthur Andersen LLP (Filed herewith)

23.3           Consent of Arthur Andersen LLP (Filed herewith)

23.4           Consent of Arthur Andersen LLP (Filed herewith)

23.5           Consent of Arthur Andersen LLP (Filed herewith)

23.6           Consent of Coopers & Lybrand L.L.P. (Filed herewith)

23.7           Consent of Ernst & Young LLP (Filed herewith)

23.8           Consent of Ernst & Young LLP (Filed herewith)

23.9           Consent of Shaw, Pittman, Potts & Trowbridge (included in its opinion filed as
               Exhibit 5.1 to this Registration Statement)